EXHIBIT 5.2


INTERNAL REVENUE SERVICE                         DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX  75242
                                           Employer Identification Number:
Date:    JUN 12 1995                               76-0420123
                                           File Folder Number:
                                                   760003425
LETOURNEAU INC                             Person to Contact:
c/o Michael D. Stuart                              JILL RUTHERFORD
4200 Texas Commerce Tower                  Contact Telephone Number:
HOUSTON, TX  77002                                 (214) 767-6023
                                           Plan Name:
                                               LETOURNEAU INC
                                               SAVINGS AND INVESTMENT PLAN
                                           Plan Number:  003


Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination is subject to your adoption of the proposed amendments submitted in your letter dated 5-12-95. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code
Section 401(b).

         This determination letter is applicable for the amendment(s) adopted on 12-6-94.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

          This plan  satisfies the  nondiscrimination  in amount  requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

                                                           Letter 835 (DO/CG)


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                                       -2-

LETOURNEAU INC


          This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

          This plan satisfies the nondiscriminatory current availability requirements of Section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

          This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

          The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

          We have sent a copy of this letter to your representative as indicated in the power of attorney.

          If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                          Sincerely yours,

                                                          /s/ Bobby E. Scott

                                                          Bobby E. Scott
                                                          District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
     for Employee Benefit Plans
Addendum

                                                      Letter 835 (DO/CG)


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                                       -3-

LETOURNEAU INC

In accordance with your request as outlined in the attachment to item 3(a) of your application, this determination letter is applicable to the period 1-1-89 through 2-11-94.
                                                      Letter 835 (DO/CG)